EXHIBIT 32.2
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                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Interline Brands, Inc. (the "Company") on Form 10-Q/A for the quarterly period ended September 26, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William E. Sanford, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 6, 2004                   By: /s/ William E. Sanford
                                        ---------------------------------------
                                        William E. Sanford
                                        Executive Vice President,
                                        Chief Financial Officer, and
                                             Secretary

A signed original of this written statement required by Section 906 has been provided to Interline Brands, Inc. and will be retained by Interline Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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